                                  EXHIBIT 1

                            FINANCIAL STATEMENTS

                          THE ROCKLAND TRUST COMPANY
                          EMPLOYEE SAVINGS AND PROFIT
                            SHARING PLAN AND TRUST


                            FINANCIAL STATEMENTS
                       AS OF DECEMBER 31, 1994 AND 1993
                        TOGETHER WITH AUDITORS' REPORT

                          THE ROCKLAND TRUST COMPANY
                          EMPLOYEE SAVINGS AND PROFIT
                            SHARING PLAN AND TRUST


                                    INDEX



                                                                   PAGE

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS                               1

STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS
AS OF DECEMBER 31, 1994 AND 1993                                       2

STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS,
WITH FUND INFORMATION, FOR THE YEAR ENDED DECEMBER 31, 1994            3

NOTES TO FINANCIAL STATEMENTS                                        4-7

ITEM 27a-SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
AS OF DECEMBER 31, 1994                                             8-11

ITEM 27d-SCHEDULE OF REPORTABLE TRANSACTIONS
FOR THE YEAR ENDED DECEMBER 31, 1994                               12-13

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Profit Sharing Committee of
The Rockland Trust Company Employee Savings and Profit Sharing Plan and Trust:

We have audited the accompanying statements of net assets available for benefits of The Rockland Trust Company Employee Savings and Profit Sharing
Plan and Trust as of December 31, 1994 and 1993, and the related statement of changes in net assets available for benefits, with fund information, for the year ended December 31, 1994. These financial statements and the schedules referred to below are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 1994 and 1993, and the changes in its net assets available for benefits, with fund information, for the year ended December 31, 1994, in conformity with generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of assets held for investment purposes and reportable transactions are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The fund information in the statement of changes in net assets available for benefits is presented for purposes of additional analysis rather than to present the changes in net assets available for benefits of each fund. The supplemental schedules and fund information have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated, in all material respects, in relation to the basic financial statements taken as a whole.




Boston, Massachusetts
June 21, 1995

                           THE ROCKLAND TRUST COMPANY
                           EMPLOYEE SAVINGS AND PROFIT
                             SHARING PLAN AND TRUST

               STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS
                       AS OF DECEMBER 31, 1994 AND 1993



                                     ASSETS

                                                       1994        1993
INVESTMENTS, AT QUOTED MARKET VALUE (Note 3):
   Interest-bearing deposits (Note 3)             $   920,650   $ 1,018,350
   Savings and certificates of deposit (Note 3)       382,678        91,371
   U.S. Government securities                       1,249,111     2,074,980
   Corporate obligations                              340,548       345,771
   Corporate common stocks                          2,091,294     1,844,913
   Mutual funds-bond                                  389,727       834,160
   Mutual funds-equity                              1,417,485             -

                                                    6,791,493     6,209,545

CASH                                                   37,711        34,938

ACCRUED INCOME RECEIVABLE                              51,427        56,359

LOANS TO PARTICIPANTS                                 116,800             -

CONTRIBUTIONS RECEIVABLE FROM EMPLOYEES
(Notes 1 and 2)                                             -         5,830

CONTRIBUTIONS RECEIVABLE FROM EMPLOYER
(Notes 1 and 2)                                        76,053             -

NET ASSETS AVAILABLE FOR BENEFITS
(Notes 2 and 5)                                    $7,073,484   $ 6,306,672


   The accompanying notes are an integral part of these financial statements.

                            THE ROCKLAND TRUST COMPANY
                            EMPLOYEE SAVINGS AND PROFIT
                              SHARING PLAN AND TRUST


              STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS,
              WITH FUND INFORMATION, FOR THE YEAR ENDED DECEMBER 31, 1994

                                                        Pathmark  Independent
                                Wright      Pathmark   Growth and  Bank Corp.
                               Balanced      Growth      Income       Stock
                                 Fund         Fund        Fund         Fund
ADDITIONS:
   Voluntary contributions
      by participants        $  321,032   $  136,859   $  120,175  $  250,681
   Contributions by sponsor     122,463       50,840       27,530      58,427
   Interest and dividend
      income                    217,663       62,418       28,266      13,479
   Net realized and
      unrealized gains
      (losses)                 (283,452)    (105,096)     (44,458)    (35,683)
   Transfers between funds       24,975    1,295,728      518,254     564,854

      Total additions           402,681    1,440,749      649,767     851,758

DEDUCTIONS:
   Amounts paid to
      participants (Note 1)     184,874       11,357       57,658      14,426
   Transfers between funds    2,167,498       72,568      110,513      62,877

      Total deductions        2,352,372       83,925      168,171      77,303

BALANCE, BEGINNING OF YEAR    5,400,315            -            -           -

BALANCE, END OF YEAR        $3,450,624   $1,356,824     $ 481,596  $  774,455



   The accompanying notes are an integral part of these financial statements.




                          THE ROCKLAND TRUST COMPANY
                          EMPLOYEE SAVINGS AND PROFIT
                            SHARING PLAN AND TRUST


           STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS,
           WITH FUND INFORMATION, FOR THE YEAR ENDED DECEMBER 31, 1994

                                  (CONTINUED)

                                Certificate              Fixed
                                of Deposit     Loan      Income
                                    Fund       Fund        Fund      Total
ADDITIONS:
   Voluntary contributions
      by participants           $  63,493   $      -   $       -   $  892,240
   Contributions by sponsor        24,354          -           -      283,614
   Interest and dividend
      income                       19,982      3,382       2,780      347,970
   Net realized and
      unrealized gains
      (losses)                          -          -           -     (468,689)
   Transfers between funds        711,460    142,022           -    3,257,293

      Total additions             819,289    145,404       2,780    4,312,428

DEDUCTIONS:
   Amounts paid to
      participants (Note 1)         9,449      9,359       1,200      288,323
   Transfers between funds         19,891      8,538     815,408    3,257,293

      Total deductions             29,340     17,897     816,608    3,545,616

BALANCE, BEGINNING OF YEAR         92,259          -     813,828    6,306,672

BALANCE, END OF YEAR             $882,478   $127,507    $      -   $7,073,484

   The accompanying notes are an integral part of these financial statments.

                            THE ROCKLAND TRUST COMPANY
                            EMPLOYEE SAVINGS AND PROFIT
                              SHARING PLAN AND TRUST


                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1994




(1)    DESCRIPTION OF THE PLAN

The Rockland Trust Company Employee Savings and Profit Sharing Plan and Trust (the Plan) was created on September 9, 1971 and restated effective January 1, 1989. The Plan covers employees of Rockland Trust Company (the Company or RTC) who meet specified eligibility requirements. In 1990, the assets of the Plan were transferred into a Master Trust. The Master Trust was formed to hold the assets of the Plan and The Middleborough Trust Company (MTC) Profit Sharing Trust. RTC and MTC were under common control by a bank-holding company prior to June 20, 1992. On June 20, 1992, RTC merged with MTC. As a result, members of the MTC Profit Sharing Plan became members of the RTC Profit Sharing Plan. All assets of the MTC plan were transferred to the RTC Plan, essentially dissolving the Master Trust. The merger had no impact on Plan participants.

Effective January 1, 1994, the Plan was amended to include provisions of the Internal Revenue Code (IRC) Section 401(k) and the Tax Reform Act of 1986. The major changes in the amendment affected vesting requirements, contributions and investment selections.

Eligibility

An employee becomes a participant in the Plan upon completion of one year of service (1,000 or more hours of service during the Plan year). In order to share in the Company's contribution to the Plan for any year, a participant must:

1.    Have worked 1,000 or more hours during the year.

2. Be employed by the Company on the last business day of the year. However, those participants whose employment terminated during the year because of retirement under the Company's Retirement Plan or because of disability, death or for any reason after attainment of age 65 shall share in the Company's contribution.

Contributions

Employees who participate in the Plan may defer up to 9% of their salary, on a pretax basis, and up to an additional 10% of their salary on an after-tax basis. The Company matches pretax contributions by 50% of a participant's deferral, up to 6%. The Company may also make discretionary profit sharing contributions. No such contributions were made in 1994.

                         THE ROCKLAND TRUST COMPANY
                         EMPLOYEE SAVINGS AND PROFIT
                           SHARING PLAN AND TRUST


                        NOTES TO FINANCIAL STATEMENTS
                              DECEMBER 31, 1994


                                 (CONTINUED)


(1)    DESCRIPTION OF THE PLAN (Continued)

Contributions (Continued)

Included in voluntary contributions by participants in 1994 is $73,390 of noncash contributions, representing the rollover of employer securities from other retirement accounts.

Benefits and Vesting

The Plan's funds are 100% participant-directed, and participants are 100% vested in all funds immediately upon eligibility. Participants have the option of allocating their deferrals into five different investment choices, as follows: (1) Certificate of Deposit Fund, (2) Pathmark Growth Fund,
(3) Wright Balanced Fund, (4) Pathmark Growth and Income Fund and (5) Independent Bank Corp. Stock Fund.

Trustee

The trustee for the Plan is the Trust Department of Rockland Trust Company (the Trustee).

Loans to Participants

Loans against participant accounts are permitted. There is a minimum loan amount of $500 and a maximum of 50% of the participants' account balance, up to $50,000.

Priorities of the Plan upon Termination

In the event of the termination or partial termination of the Plan, the Trustee shall liquidate the entire investment in the Plan after payment of all expenses and after proportional adjustment of accounts to reflect such expenses, fund losses or profits and reallocations to the date of liquidation. Each participating employee, retired participating employee and beneficiary of each deceased participating employee shall be entitled to receive any amounts outstanding to the credit of the participating employee's account as of the date of liquidation.

(2)    ACCOUNTING POLICIES

The Plan recognizes contributions and investment income on the accrual basis. Expenses of operations are paid by the Company.

                          THE ROCKLAND TRUST COMPANY
                          EMPLOYEE SAVINGS AND PROFIT
                            SHARING PLAN AND TRUST


                        NOTES TO FINANCIAL STATEMENTS
                              DECEMBER 31, 1994

                                 (CONTINUED)



(2)    ACCOUNTING POLICIES (Continued)

Reclassifications

Certain reclassifications have been made to prior year balances to conform with the current year's presentation.

(3)    INVESTMENTS

Investments at December 31, 1994 and 1993, as shown in the accompanying financial statements, are stated at market value based on quoted market price.

The Wright Balanced Fund consists of cash equivalents, mutual funds, common stocks, U.S. Government securities and corporate obligations. The Pathmark Growth Fund and Growth and Income Fund consist of cash equivalents and mutual funds. The Stock Fund consists of cash equivalents and Independent Bank Corp. common stock. The Certificate of Deposit Fund consists of cash equivalents, savings and bank certificates of deposit. All investments are completely employee-directed.

Included in the investments in the accompanying statements of net assets available for benefits are the following securities for which the market value exceeds 5% of net Plan assets as of the beginning of the Plan year.

                                                     Shares or     Current
Plan Year            Description of Investment       Par Value      Value
December 31, 1994    Independent Bank Corp.
                     Common Stock                      179,194   $   940,768

                     Dreyfus Treasury Prime Cash
                     Management, Class A             1,120,750     1,120,750

December 31, 1993    SEI Cash Plus Trust Money
                     Market Portfolio, Class A         810,150       810,150

                     Wright Near Term Bond Fund         76,952       834,160

                            THE ROCKLAND TRUST COMPANY
                            EMPLOYEE SAVINGS AND PROFIT
                              SHARING PLAN AND TRUST


                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1994

                                   (CONTINUED)



(4)    FEDERAL INCOME TAX

The Plan has been approved as a qualified plan under the Internal Revenue Code and is intended to be exempt from federal income taxes. The Plan has a favorable determination letter from the Internal Revenue Service (IRS), dated March 15, 1995, updating the Plan's tax-exempt status for the latest amendments. The letter covers the design of the Plan but not the operation of the Plan. The Plan sponsor is of the opinion that the Plan, as amended and operated, meets IRS requirements, and therefore, the Plan continues to be tax-exempt.

(5)    PLAN OBLIGATIONS

Plan obligations payable to terminated or retired employees who have requested payment and which are included in net assets available for benefits amounted to $47,897 and $4,466 at December 31, 1994 and 1993, respectively.

                         THE ROCKLAND TRUST COMPANY
                         EMPLOYEE SAVINGS AND PROFIT
                           SHARING PLAN AND TRUST

                                PLAN NO.  002
                              E.I.N. 04-1782600
           ITEM 27a-SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                           AS OF DECEMBER 31, 1994

                                                                     Quoted
Shares or                                                            Market
Par Value      Issuer and Description                      Cost      Price
               WRIGHT BALANCED FUND CASH EQUIVALENTS:
163,800           Dreyfus Treasury Prime Cash
                     Management, Class A               $ 163,800  $ 163,800

               WRIGHT BALANCED FUND GOVERNMENT AND
               AGENCIES:
100,000           Federal Home Loan Banks, 8.60%,
                     dated 1/25/90, due 1/25/00           98,250    101,719
100,000           U.S. Treasury Bonds, 8%, dated
                     8/16/76, due 8/15/01                 95,625    100,219
250,000           U.S. Treasury Bonds, 8.25%,
                     dated 5/15/75, due 5/15/05          244,781    252,578
100,000           U.S. Treasury Bonds, 8.750%,
                     dated 11/15/78, due 11/15/08         99,968    104,563
100,000           U.S. Treasury Bonds, 9.125%, due
                     5/15/09                             100,000    107,219
 50,000           U.S. Treasury Bonds, 10.375%,
                     dated 7/9/80, due 5/15/95            47,094     50,703
 75,000           U.S. Treasury Bonds, 10.5%, due
                     2/15/95                              71,813     75,422
 50,000           U.S. Treasury Bonds, 10.750%,
                     dated 1/4/83, due 2/15/03            46,343     58,485
 75,000           U.S. Treasury Bonds, 10.750%,
                     dated 7/2/85, due 8/15/05            73,875     90,116
 50,000           U.S. Treasury Bonds, 11.625%,
                     dated 9/29/82, due 11/15/02          48,750     60,860
 75,000           U.S. Treasury Bonds, 11.625%,
                     dated 10/30/84, due 11/15/04         73,125     93,938
 50,000           U.S. Treasury Bonds, 11.75%, due
                     2/15/01                              47,313     59,468
 75,000           U.S. Treasury Bonds, 11.875%, due
                     11/15/03                             74,672     93,821

                                                       1,121,609  1,249,111

               WRIGHT BALANCED FUND CORPORATE
               OBLIGATIONS:
200,000           *Rockland Trust Co., Capital Notes,
                     10%, due 10/15/96                   200,000   200,750
140,500           *Rockland Trust Co., Capital Notes,
                     9.50%, due 10/15/96                 137,250   139,798

                                                         337,250   340,548 (2)

               WRIGHT BALANCED FUND CORPORATE COMMON
               STOCKS:
  1,000           AMP, Inc.                               37,725    72,750
  4,873           Archer-Daniels-Midland Co.              14,799   100,506
  2,550           Bankcorp Hawaii Inc.                    42,217    64,984
  1,000           Bausch & Lomb Inc.                      11,865    33,875
  2,000           Central & Southwest Corp.               16,372    45,250
  2,400           Dean Foods Co.                          45,944    69,600
  1,000           Exxon Corp.                             10,350    60,750
  5,468           Federal Signal Corp.                    23,574   111,411
  1,400           General Electric Co.                    27,822    71,400
  1,500           Great Lakes Chemical                    20,856    85,500
 37,153           *Independent Bank Corp.                283,202   195,052


          The accompanying notes are an integral part of these schedules.

                          THE ROCKLAND TRUST COMPANY
                          EMPLOYEE SAVINGS AND PROFIT
                            SHARING PLAN AND TRUST

                                 PLAN NO.  002
                               E.I.N. 04-1782600
              ITEM 27a-SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                            AS OF DECEMBER 31, 1994

                                  (Continued)

                                                                     Quoted
Shares or                                                            Market
Par Value      Issuer and Description                     Cost       Price
               WRIGHT BALANCED FUND CORPORATE COMMON
               STOCKS (Continued):
  1,000           Melville Corp.                      $   30,208  $   30,875
  2,700           NBD Bancorp                             17,460      73,913
    800           Raytheon Co.                            15,143      51,100
  1,000           Rockwell International Corp.            27,485      35,750
  5,400           Southwestern Energy Co.                 39,018      80,325
  1,050           Stanley Works                           16,903      37,538
  1,600           Suntrust Banks Inc.                     32,296      76,400
  2,400           Teco Energy Inc.                        15,156      48,600

                                                         728,395   1,345,578


               WRIGHT BALANCED FUND MUTUAL FUND:
 27,466           Wright Near Term Bond Fund             280,974     272,460


                     Total Wright Balanced Fund        2,632,028   3,371,497



              PATHMARK GROWTH FUND CASH EQUIVALENTS:
234,300          Dreyfus Treasury Prime Cash
                    Management, Class A                  234,300     234,300


              PATHMARK GROWTH FUND MUTUAL FUNDS:
  6,181          Dreyfus New Leaders Fund, Inc. #085     205,793     193,646
  7,839          Federated Stock Trust #019              194,111     189,547
 14,293          Fidelity Advisor Series VII Overseas
                    Portfolio                            200,665     190,527
  7,580          Fidelity Securities #312 Blue Chip
                    Growth Fund                          203,284     196,689
 10,818          Fidelity Disciplined Equity Fund
                    #315                                 204,133     194,073
 11,068          Fortress Utilities Fund, Inc. #53       137,049     129,722

                                                       1,145,035   1,094,204

                    Total Pathmark Growth Fund         1,379,335   1,328,504


              PATHMARK GROWTH AND INCOME FUND CASH
              EQUIVALENTS:
  25,950         Dreyfus Treasury Prime Cash
                    Management, Class A                   25,950    25,950


         The accompanying notes are an integral part of these schedules.

                         THE ROCKLAND TRUST COMPANY
                         EMPLOYEE SAVINGS AND PROFIT
                           SHARING PLAN AND TRUST


                                PLAN NO.  002
                              E.I.N. 04-1782600
           ITEM 27a-SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                           AS OF DECEMBER 31, 1994

                                  (Continued)
                                                                     Quoted
Shares or                                                            Market
Par Value      Issuer and Description                    Cost        Price
               PATHMARK GROWTH AND INCOME FUND
               MUTUAL FUNDS:
  6,674           Federated GNMA Trust #101           $  72,626   $   69,945
  3,547           Federated International Income
                     Fund #109                           36,201       36,819
  3,213           Federated Stock Trust #019             82,820       77,684
  2,166           Fidelity Advisor Series II #165
                     High Yield Portfolio                24,579       23,480
  1,076           Fidelity Advisor Series VII
                     Overseas Portfolio                  15,063       14,349
  3,667           Fortress Bond Fund #198                33,713       32,857
  3,942           Fortress Utilities Fund, Inc. #53      48,736       46,199
  1,608           SEI Pro Vantage Capital Appreciation   24,392       21,949

                                                        338,130      323,281


               PATHMARK GROWTH AND INCOME FUND MUTUAL
               FUND-BOND:
 11,715           Federated Intermediate #192
                     Government Trust                   120,168      117,267

                     Total Pathmark Growth and
                     Income Fund                        484,248      466,498


              INDEPENDENT BANK CORP. STOCK FUND CASH
              EQUIVALENTS:
   800           Dreyfus Treasury Prime Cash
                    Management, Class A                     800          800


              INDEPENDENT BANK CORP. STOCK FUND
              EQUITIES:
142,041          *Independent Bank Corp.                784,098      745,716 (1)

                     Total Independent Bank Corp.
                     Stock Fund                         784,898      746,516


              CERTIFICATE OF DEPOSIT FUND CASH
              EQUIVALENTS:
495,800          Dreyfus Treasury Prime Cash
                    Management, Class A                 495,800      495,800 (1)


              CERTIFICATE OF DEPOSIT FUND SAVINGS
              AND CDS:
 58,486          *Rockland Trust Co., CD, 3.30%,
                    dated 3/14/94, due 3/14/95           58,487       58,487
 58,570          *Rockland Trust Co., CD, 3.5%,
                    dated 3/14/94, due 3/14/95           58,570       58,570
 58,675          *Rockland Trust Co., CD, 3.75%,
                    dated 3/14/94, due 3/14/96           58,675       58,675
 58,545          *Rockland Trust Co., CD, 4%,
                    dated 9/16/94, due 3/16/95           58,545       58,545
 58,885          *Rockland Trust Co., CD, 4.25%,
                    dated 3/14/94, due 3/14/97           58,885       58,885

         The accompanying notes are an integral part of these schedules.

                               THE ROCKLAND TRUST COMPANY
                               EMPLOYEE SAVINGS AND PROFIT
                                 SHARING PLAN AND TRUST


                                      PLAN NO.  002
                                    E.I.N. 04-1782600
                ITEM 27a-SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                                 AS OF DECEMBER 31, 1994

                                       (Continued)


                                                                     Quoted
Shares or                                                            Market
Par Value      Issuer and Description                    Cost        Price
               CERTIFICATE OF DEPOSIT FUND SAVINGS
               AND CDS (Continued):
 58,990           *Rockland Trust Co., CD, 4.5%,
                     dated 3/14/94, due 3/14/98        $   58,990 $   58,990
 30,526           *Rockland Trust Co., CD, 5%,
                     dated 7/26/94, due 7/26/98            30,526     30,526

                                                          382,678    382,678

                        Total Certificate of Deposit
                        Fund                              878,478    878,478


               LOAN FUND:
                  Loans to participants, interest
                     rates from 6% to 7.75%               116,800    116,800

                        Total investments held at
                        December 31, 1994              $6,275,787 $6,908,293


         The accompanying notes are an integral part of these schedules.


(1)    Exceeds 5% of Plan net assets.
(2) The market price of Rockland Trust Company capital notes is determined quarterly by an independent third party.
 * Party-in-interest to the Plan. Such investments include $1,281,316 of employer securities.

                            THE ROCKLAND TRUST COMPANY
                            EMPLOYEE SAVINGS AND PROFIT
                              SHARING PLAN AND TRUST


                                   PLAN NO.  002
                                 E.I.N. 04-1782600
                  ITEM 27d-SCHEDULE OF REPORTABLE TRANSACTIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1994


Identity                            Purchases            Sales          Gain
of Party                        Number   Amount     Number   Amount    (Loss)

WRIGHT BALANCED FUND:
   Dreyfus Treasury Prime
      Cash Management             45  $  567,850      18  $  404,050  $    -
   SEI Cash Plus Trust
      Money Market Fund #32       88   2,221,450      32   2,429,350       -
   Wright Near Term Bond
      Fund                         1     350,000       3     896,053   1,034

PATHMARK GROWTH AND INCOME
FUND:
   SEI Cash Plus Trust
      Money Market Fund #32       17    967,950       13     967,950       -
   Harbor Bond Fund                6    307,027        5     293,495  13,532

PATHMARK GROWTH FUND:
   Dreyfus Treasury Prime
      Cash Management             49    382,800       26     148,500       -
   Fidelity Disciplined
      Equity Fund #315             6    402,841        3     186,946 (11,762)
   Harbor Bond Fund                6    397,877        2     381,084 (16,792)
   Invesco Industrial
      Income Fund                  7    204,707        1     203,757    (949)
   Janus Fund, Inc.                4    197,574        2     190,598  (6,976)
   Nicholas Fund, Inc.             3    196,039        2     188,934  (7,105)
   SEI Cash Plus Trust
      Money Market Fund #32       17  2,542,500       11   2,542,500       -
   SEI Pro Vantage Capital
      Appreciation #0624           7    204,210        2     204,987     776
   T. Rowe Price International
      Stock Fund                   6    199,833        2     192,225  (7,608)


         The accompanying notes are an integral part of these schedules.

                           THE ROCKLAND TRUST COMPANY
                           EMPLOYEE SAVINGS AND PROFIT
                             SHARING PLAN AND TRUST


                                 PLAN NO.  002
                               E.I.N. 04-1782600
                  ITEM 27d-SCHEDULE OF REPORTABLE TRANSACTIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1994

                                 (Continued)


Identity of                       Purchases            Sales           Gain
Party                         Number    Amount    Number    Amount    (Loss)

INDEPENDENT BANK CORP.
STOCK FUND:
   Dreyfus Treasury Prime
      Cash Management          18    $ 209,550      16    $ 208,750  $     -
   *Independent Bank Corp.
      Common Stock             26      782,734      16       71,545    2,699
   SEI Cash Plus Trust
      Money Market Fund #32    29      622,400      19      622,400        -

CERTIFICATE OF DEPOSIT FUND:
   Dreyfus Treasury Prime
      Cash Management          48      941,850      13      446,050        -


 *Party-in-interest to the Plan.


         The accompanying notes are an integral part of these schedules.